                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
     KPMG Consulting, Inc.

We have issued our reports dated August 7, 2001 accompanying the financial statements and Schedule II of KPMG Consulting, Inc. included in the Annual Report on Form 10-K for the year ended June 30, 2001, which are incorporated by reference in this Registration Statement. We consent to the use of the aforementioned reports in the Registration Statement and to the use of our name as it appears under the caption "Experts."



/s/ GRANT THORNTON LLP
New York, New York
March 5, 2002